Exhibit 10.2

EXECUTION VERSION

PRIORITY CONFIRMATION JOINDER

Reference is made to the Intercreditor Agreement, dated as of May 11, 2015 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between TORONTO DOMINION (TEXAS), LLC, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), Morgan Stanley Senior Funding, Inc., as Second Lien Collateral Trustee for the Second Lien Secured Parties (as defined therein) and Wilmington Trust, National Association, as Third Lien Collateral Trustee for the Third Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Priority Confirmation Joinder is being executed and delivered pursuant to Section 4.04(a) of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being Priority Lien Obligations under the Intercreditor Agreement.

1. Joinder. The undersigned, Cortland Capital Market Services LLC (the “New Representative”) as administrative agent and collateral agent under that certain 1.5 Lien Term Loan Credit Agreement, dated as of September 7, 2016, by and among the New Representative, W&T Offshore, Inc., as Borrower, and the various financial institutions and other persons from time to time parties thereto, as lenders hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the Priority Lien Secured Parties under a Priority Substitute Credit Facility as a Priority Lien Agent under a Priority Substitute Credit Facility under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

Cortland Capital Market Services LLC

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

Attention: Ryan Morick and Legal Department

Email: Ryan.morick@cortlandglobal.com and legal@cortlandglobal.com

(c) agrees that the Original Priority Lien Agent shall be the Priority Lien Agent for all purposes under the Intercreditor Agreement until written notice is delivered by the New Representative and the Original Priority Lien Agent to the Second Lien Collateral Trustee and the Third Lien Collateral Trustee that (a) the Discharge of Priority Lien Obligations (with respect to the Fifth Amended and Restated Credit Agreement, dated as of November 8, 2013, among W&T as borrower, the Original Priority Lien Agent, the lenders party thereto from time to time and the other agents named therein and the Loan Documents (as defined therein), in each case, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time) has occurred or (b) the Original Priority Lien Agent shall have resigned in its capacity as Priority Lien Agent under the Intercreditor Agreement, and in each case, effective as of the date of such notice, the New Representative shall be the “Priority Lien Agent” for all purposes under the Intercreditor Agreement.

2. Priority Confirmation.

The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as administrative agent and collateral agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens.

3. Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4. Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5. Expenses. W&T agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of September 7, 2016.

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent and 1.5 Lien Collateral Agent

By:	/s/ Emily Ergang Pappas

Name:	Emily Ergang Pappas

Title:	Associate Counsel

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby:

TORONTO DOMINION (TEXAS) LLC
as Priority Lien Agent

By:	/s/ Martin T. Snyder

Name:	Martin T. Snyder

Title:	Vice President

The Second Lien Collateral Trustee hereby acknowledges receipt of this Priority Confirmation Joinder:

MORGAN STANLEY SENIOR FUNDING, INC.
as Second Lien Collateral Trustee

By:	/s/ William Graham

Name:	William Graham

Title:	Authorized Signatory

Acknowledged and Agreed to by:

W&T Offshore, Inc., as Borrower

By:	/s/ John D. Gibbons

Name:	John D. Gibbons

Title:	Senior Vice President and Chief Financial Officer